UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2012
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NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-32421 (Commission File Number)	91-1671412 (IRS Employer Identification No.)

1875 Explorer Street, Suite 1000 Reston, Virginia (Address of principal executive offices)	20190 (Zip Code)

Registrant's telephone number, including area code: (703) 390-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On November 23, 2011, Daniel Freiman, Vice President, Treasurer and Controller of NII Holdings, Inc. (the “Company”), accepted the role of Controller (principal accounting officer) in addition to his core responsibilities of Treasurer pending the selection and appointment of a new principal accounting officer. On March 1, 2012, the Company announced that Mr. Freiman will voluntarily step down from his role as Controller of the Company effective April 2, 2012. Mr. Freiman will continue in his role as Vice President and Treasurer of the Company.

(c)    On February 27, 2012, Donald Neff, 43, accepted the position of Vice President, Finance Operations and Controller (principal accounting officer) of the Company effective April 2, 2012. In this role, Mr. Neff will report directly to Gokul Hemmady, the Company's Executive Vice President, Chief Financial Officer and Chief Transformation Officer. From 1996 through 2012, Mr. Neff worked for AOL, LLC and its predecessors (“AOL”), a global provider of interactive services, internet technologies and e-commerce services, where he most recently served as Senior Vice President, Internal Audit and Chief Audit Executive from 2009 to 2012. Prior to that role, Mr. Neff held various positions at AOL, including Senior Vice President Finance and Divisional Chief Financial Officer, AOL Advertising from 2008 to 2009; Senior Vice President, Corporate Financial Planning and Analysis from 2006 to 2008; and Senior Vice President, Finance and Operations, Digital Services from 2004 to 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.
(Registrant)

Dated: March 1, 2012	By: /s/ SHANA C. SMITH
Shana C. Smith
Vice President, Corporate Counsel